EXHIBIT 24.1
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                                POWER OF ATTORNEY

                                 PETER A. ALLEN




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Peter A. Allen, hereby constitutes and appoints Brian R. Cook or Rod W. Rice, severally and not jointly, his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign the Form 10-K of The Nautilus Group, Inc., a Washington corporation, for the fiscal year ended December 31, 2002, and any amendments or supplements thereto, and to file this Power of Attorney and the Form 10-K, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each requisite and necessary act to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may do or cause to be done by virtue hereof.


            Dated this 26th day of March, 2003.

            Signature:

            /s/ Peter A. Allen
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            Peter A. Allen